UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2005

AURA SYSTEMS, INC.

(Exact name of registrant as specified in charter)

Delaware	0-17249	95-4106894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2335 Alaska Avenue, El Segundo, California 90245
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (310) 643-5300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	Regulation FD Disclosure.

As previously disclosed, on June 24, 2005, Aura Systems, Inc., a Delaware corporation (the “Company”), filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code with the United States Bankruptcy Court for the Central District of California, Los Angeles Division (the “Bankruptcy Court”), Case Number LA 05-24550 SB. On December 6, 2005, the Bankruptcy Court entered an order approving the adequacy of the information contained in the Company’s Disclosure Statement (the “Disclosure Statement”) which describes the Company’s First Amended Plan of Reorganization (the “Plan”). The Bankruptcy Court also ordered that both the Disclosure Statement and the Plan be made publicly available as part of this Current Report on Form 8-K. Copies of the Disclosure Statement and the Plan, and a form of ballot for stockholders to use to vote on the Plan (the “Ballot”), are attached as Exhibits 99.1, 99.2 and 99.3 to this Current Report on Form 8-K and are incorporated herein by reference. In order for a stockholder’s vote on the Plan to be counted for purposes of Plan confirmation, the stockholder must complete the Ballot and, by January 3, 2006, deliver the completed Ballot to the Company’s bankruptcy counsel, whose name, address and facsimile number are set forth on the Ballot.

The terms of the Plan described in the Disclosure Statement will not be binding upon the Company, creditors, stockholders or any other parties in interest unless and until the Bankruptcy Court confirms the Plan. The hearing date for the Bankruptcy Court to consider the confirmation of the Plan is scheduled to be held on January 10, 2006. The Company renders no opinion at this time as to the likelihood of whether the Plan will be confirmed by the Bankruptcy Court.  The Company also reserves the right to request the Bankruptcy Court to approve modifications to the Plan.

The Company cautions readers not to place undue reliance upon this information. The Disclosure Statement and the Plan have been prepared in a format prescribed by applicable bankruptcy laws, and include information that has not been prepared in conformity with generally accepted accounting principles. The information in the Disclosure Statement and the Plan might not be indicative of the Company’s financial condition or operating results for the period that would be reflected in the Company’s financial statements or in a periodic report filed pursuant to the Securities Exchange Act of 1934, as amended. The information set forth in the Disclosure Statement and the Plan should not be viewed as indicative of future results and should not be used for investment purposes.

The Disclosure Statement and the Plan contain “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in the Disclosure Statement and the Plan are forward looking statements and, although the Company believes that the expectations reflected in such forward looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. The Company’s business and financial results are subject to various risks and uncertainties, including the accuracy of its budget, the Company’s ability to obtain future financing, to settle or restructure its remaining debt and other obligations and to generate positive cash flow to cover its operating expenses, that may cause actual results to differ materially from the Company’s expectations. The Company does not intend to provide updated information other than as otherwise required by applicable law. All subsequent written and oral forward looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirely by the cautionary statements contained in this paragraph and elsewhere in this report.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit Number	Description of Document

99.1	Disclosure Statement Describing Debtor’s First Amended Plan of Reorganization
99.2	First Amended Chapter 11 Plan of Reorganization
99.3	Ballot

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AURA SYSTEMS, INC.

Date: December 9, 2005	By:	/s/ Raymond Yu
Raymond Yu Chief Executive Officer